Exhibit 99.1

ProShares Announces ETF Share Splits

May 11, 2026

BETHESDA, Md. — ProShares, a premier provider of ETFs, announced today forward and reverse share splits on 17 of its ETFs. The splits will not change the total value of a shareholder’s investment.

Forward Split

ProShares will implement a forward split for one ETF at the following split ratio:

Ticker	ProShares ETF	Split Ratio
NOBL	ProShares S&P 500 Dividend Aristocrats ETF	2:1

This forward split will apply to shareholders of record as of market close on May 26, 2026, payable after market close on May 27, 2026. The forward split will be effective prior to market open on May 28, 2026, when the fund will begin trading at its post-split price. The ticker symbol and CUSIP numbers for the fund will not change.

The forward split will decrease the price per share of the fund, with a proportionate increase in the number of shares outstanding. For example, for a two-for-one split, every pre-split share will result in the receipt of two post-split shares, which will be priced at one-half the net asset value (“NAV”) of a pre-split share.

Illustration of a Forward Split

The following table shows the effect of a hypothetical two-for-one forward split.

Period	# of Shares Owned	Hypothetical NAV per share	Value of Shares
Pre-Split	100	$120.00	$12,000.00
Post-Split	200	$60.00	$12,000.00

Reverse Splits

ProShares will implement reverse splits for 16 of its ETFs at the following split ratios:

Ticker	ProShares ETF	Split Ratio	Old CUSIP	New CUSIP
SLON	ProShares Ultra Solana ETF	1:5	74349Y647	74350P386
UXRP	ProShares Ultra XRP ETF	1:5	74349Y498	74350P410
SCO	ProShares UltraShort Bloomberg Crude Oil	1:4	74347Y797	74347Y656
BIS	ProShares UltraShort Nasdaq Biotechnology	1:2	74347G838	74350P469
BOIL	ProShares Ultra Bloomberg Natural Gas	1:2	74347Y748	74347Y664
BZQ	ProShares UltraShort MSCI Brazil Capped	1:2	74350P618	74350P444
COIA	ProShares Ultra COIN	1:2	74349Y423	74350P428
EFZ	ProShares Short MSCI EAFE	1:2	74347R370	74350P436

EMTY	ProShares Decline of the Retail Store ETF	1:2	74347B367	74350P527
REW	ProShares UltraShort Technology	1:2	74350P568	74350P451
RXD	ProShares UltraShort Health Care	1:2	74347G564	74350P485
SBB	ProShares Short SmallCap600	1:2	74348A376	74350P535
SDP	ProShares UltraShort Utilities	1:2	74347G218	74350P519
SIJ	ProShares UltraShort Industrials	1:2	74349Y555	74350P394
SMN	ProShares UltraShort Materials	1:2	74347G226	74350P493
SZK	ProShares UltraShort Consumer Staples	1:2	74347G630	74350P477

ProShares Crypto ETFs invest in cryptocurrency derivatives (swap agreements, futures contracts and similar instruments) and do not invest directly in cryptocurrency.

The reverse splits will be effective prior to market open on May 28, 2026, when the funds will begin trading at their post-split prices. The ticker symbols for the funds will not change. All funds undergoing a reverse split will be issued new CUSIP numbers, listed above.

The reverse splits will increase the price per share of each fund, with a proportionate decrease in the number of shares outstanding. For example, for a one-for-two reverse split, every two pre-split shares will result in the receipt of one post-split share, which will be priced two times higher than the NAV of a pre-split share.

Illustration of a Reverse Split

The following table shows the effect of a hypothetical one-for-two reverse split.

Period	# of Shares Owned	Hypothetical NAV per share	Value of Shares
Pre-Split	1,000	$10.00	$10,000.00
Post-Split	500	$20.00	$10,000.00

Fractional Shares from Reverse Splits

For shareholders who hold quantities of shares that are not an exact multiple of the reverse split ratio (for example, not a multiple of five for a one-for-five reverse split), the reverse split will result in the creation of fractional shares. Post-reverse split fractional shares will be redeemed for cash and sent to your broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

About ProShares

ProShares has been at the forefront of the ETF revolution since 2006, offering one of the industry’s largest ETF lineups. ProShares, together with its mutual fund affiliate, ProFunds, manages more than $100 billion in assets.1 The company is a leader in strategies such as dividend growth, high income, interest rate hedged bond, crypto and geared (leveraged and inverse) ETF investing. ProShares continues to innovate with products that provide strategic and tactical opportunities for investors to manage risk and enhance returns.

To learn more about the company and career opportunities, visit us on LinkedIn or at ProShares.com.

Sources:

1 As of 4/30/26

Some ProShares ETFs seek daily investment results that correspond, before fees and expenses, to a multiple (e.g., 2x or -2x) of the daily performance of its underlying benchmark (the “Daily Target”). While the Funds have a daily investment objective, you may hold a Fund’s shares for longer than one day if you believe it is consistent with your goals and risk tolerance. For any holding period other than a day, your return may be higher or lower than the Daily Target. These differences may be significant. Smaller index gains/losses and higher index volatility contribute to returns worse than the Daily Target. Larger index gains/losses and lower index volatility contribute to returns better than the Daily Target. The more extreme these factors are, the more they occur together, and the longer your holding period while these factors apply, the more your return will tend to deviate. Investors should consider periodically monitoring their geared fund investments in light of their goals and risk tolerance.

ProShares Crypto ETFs invest in cryptocurrency derivatives (swap agreements, futures contracts and similar instruments) and do not invest directly in cryptocurrency. Cryptocurrencies are a relatively new asset class, and the market for these digital assets is subject to rapid changes and uncertainty. Cryptocurrencies are subject to unique and substantial risks, such as rapid price swings and lack of liquidity, including as a result of changes in their supply and demand, statements by influencers and the media, and other factors. Digital assets are largely unregulated and may be more susceptible to fraud and manipulation than more regulated investments. Leveraged exposure to digital assets will increase volatility. The value of an investment in these ETFs could decline significantly and without warning, including to zero. These ETFs may not be suitable for all investors.

ProShares Commodity ETFs invest in financial instruments that provide exposure to the underlying commodity, and each ETF does not invest directly in commodities.

Investing involves risk, including the possible loss of principal. ProShares ETFs are generally non-diversified, and each entails certain risks, which may include risk associated with the use of derivatives (swap agreements, futures contracts and similar instruments), imperfect benchmark correlation, leverage and market price variance, all of which can increase volatility and decrease performance. Short positions lose value as security prices increase. Leveraged single-stock ETF performance depends almost entirely on the performance of a single stock. Narrowly focused investments typically exhibit higher volatility. Investments in smaller companies typically exhibit higher volatility. Smaller company stocks also may trade at greater spreads or lower trading volumes, and may be less liquid than stocks of larger companies. Please see prospectuses for a more complete description of risks. There is no guarantee any ProShares ETF will achieve its investment objective.

Carefully consider the investment objectives, risks, charges and expenses of ProShares before Investing. This and other information can be found in the summary and full prospectuses. Read them carefully before investing.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor.

Contacts

Media Contact

Steve Schaefer, Hewes Communications (212) 207-9456

steve@hewescomm.com

Investor Contact

ProShares

(866) 776-5125

info@proshares.com